Grundlage dieses Auszuges ist das Hauptbuch ergänzt um Daten aus der Urkundensammlung.
Letzte Eintragung am 05.12.2019 mit der Eintragungsnummer 4
zuständiges Gericht Landesgericht Salzburg

FIRMA
1 FC Pinzgau Saalfelden GmbH

RECHTSFORM
1 Gesellschaft mit beschränkter Haftung

SITZ in
1 politischer Gemeinde Saalfelden am Steinernen Meer

GESCHÄFTSANSCHRIFT
1 Lichtenbergstraße 9d
5760 Saalfelden am Stein. Meer

GESCHÄFTSZWEIG
1 Gegenstand des Unternehmens ist die Konzepterstellung, Vermarktung, Planung und Durchführung von Events im Bereich des Fußballsports, der Gastronomie und diverser Veranstaltungen (wie Abhaltung von Seminaren, Incentives und Tagungen sowie Durchführung von Sportveranstaltungen)

KAPITAL
1 EUR 35.000
Gründungsprivilegierung

STICHTAG für JAHRESABSCHLUSS
1 31. Dezember

JAHRESABSCHLUSS (zuletzt eingetragen; weitere siehe Historie)
3 zum 31.12.2018 eingereicht am 12.09.2019

VERTRETUNGSBEFUGNIS
1 Die Generalversammlung bestimmt, wenn mehrere Geschäftsführer/innen bestellt sind, deren Vertretungsbefugnis.

1 Erklärung über die Errichtung der Gesellschaft vom 21.03.2018 001

GESCHÄFTSFÜHRER/IN (handelsrechtlich)
B Herbert Bründlinger, geb. 05.01.1970
1 vertritt seit 13.04.2018 selbständig

		GESELLSCHAFTER/IN	STAMMEINLAGE	GRÜNDUNGS-PRIVILEGIERTE STAMMEINLAGE	HIERAUF GELEISTET
	A	Fußballclub Pinzgau Saalfelden ZVR 218969605			
1		....	EUR 35.000		
1		....		EUR 10.000	
1		....			EUR 5.000
		SUMME	EUR 35.000	EUR 10.000	EUR 5.000

--- PERSONEN ---

1 A Fußballclub Pinzgau Saalfelden
ZVR 218969605
1 Lofererstraße 46
5760 Saalfelden am Stein. Meer
1 B Herbert Bründlinger, geb. 05.01.1970
1 Hans Unterbergerweg 17
5760 Saalfelden am Stein. Meer

-------------------- VOLLZUGSÜBERSICHT --

Landesgericht Salzburg

1 eingetragen am 13.04.2018 Geschäftsfall 24 Fr 1517/18 s
Antrag auf Neueintragung einer Firma eingelangt am 10.04.2018
3 eingetragen am 24.09.2019 Geschäftsfall 24 Fr 5627/19 v
Elektronische Einreichung Jahresabschluss eingelangt am 12.09.2019

-------------- INFORMATION DER ÖSTERREICHISCHEN NATIONALBANK ----------------

zum 05.02.2020 gültige Identnummer: 21431000

REPUBLIK ÖSTERREICH JUSTIZ SIGNATUR	Datum/Zeit	2020-02-05T14:17:03+01:00
	Hinweis	Dieses Dokument wurde elektronisch signiert. Auch ein Ausdruck dieses Dokuments hat die Beweiskraft einer öffentlichen Urkunde.
	Prüfinformation	Informationen zur Prüfung des elektronischen Siegels bzw. der elektronischen Signatur und des Ausdrucks finden Sie unter: http://kundmachungen.justiz.gv.at/justizsignatur